MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
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

(Unaudited)                Three                    Nine
                        Months Ended            Months Ended
                        September 30,           September 30,
Dollars in millions     1998    1997  Percent   1998    1997  Percent
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Consolidated Revenues
 MediaOne             $   614 $   584    5.1% $ 1,840 $ 1,721    6.9%
 International              6       6    -         17      14   21.4
 Corporate & other(1)       6      11  (45.5)      21      69  (69.6)
                       ------- -------         ------- -------
Current Operations        626     601    4.2%   1,878   1,804    4.1%
 Domestic wireless         -      373   N/M       361   1,071   N/M
                       ------- -------         ------- -------
Total                 $   626 $   974   N/M   $ 2,239 $ 2,875   N/M
                       ======= =======         ======= =======

Consolidated Operating
Cash Flow (2)
 MediaOne             $   227 $   228  (0.4)% $   706 $   691    2.2%
 International             (1)     (1)   -         (4)    (12)  66.7
 Corporate & other(1)     (33)    (58)  43.1     (104)   (112)   7.1
                       ------- -------         ------- -------
Current Operations        193     169   14.2%     598     567    5.5%
 Domestic wireless         -      153   N/M       148     435   N/M
                       ------- -------         ------- -------
Total                 $   193 $   322   N/M   $   746 $ 1,002   N/M
                       ======= =======         ======= =======

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(1) 1997 includes results from two international directories businesses (Thomson and Polska) which have been sold.
(2) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless businesses.
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